**YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.**

**Vote by Internet – QUICK ★★★ EASY**
**IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail**

# M3-BRIGADE ACQUISITION III CORP.

**Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on , 2023.**

**INTERNET – www.cstproxyvote.com**
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

**Vote at the Meeting –**
If you plan to attend the virtual online special meeting, you will need your 12 digit control number to vote electronically at the special meeting. To attend the special meeting, visit:
**https://www.cstproxy.com/ /2023**

**MAIL –** Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

**PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.**

**▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲**

**PROXY**

Please mark your votes like this **X**

**THE BOARD OF DIRECTORS OF M3-BRIGADE ACQUISITION III CORP. RECOMMENDS A VOTE "FOR" PROPOSALS NO. 1, AND 2.**

1. **MBSC Stockholder Proposal No. 1 — The Business Combination Proposal —** To approve the Business Combination Agreement, dated December 14, 2022, as amended on April 21, 2023 and June 15, 2023, and the Business Combination, pursuant to which, among other things and subject to the terms and conditions contained in the Business Combination Agreement and the Plan of Arrangement, (i) Canadian Merger Sub will amalgamate with and into Greenfire pursuant to the Plan of Arrangement, except that the legal existence of Greenfire will not cease and Greenfire will survive the Amalgamation, and Surviving Greenfire will become a wholly-owned subsidiary of New Greenfire, and (ii) DE Merger Sub will merge with and into MBSC, with MBSC continuing as the surviving corporation following the Merger, as a result of which Surviving MBSC will become a direct, wholly-owned subsidiary of New Greenfire.

FOR ☐ AGAINST ☐ ABSTAIN ☐

2. **MBSC Stockholder Proposal No. 2 — The Adjournment Proposal —** To approve the adjournment of the MBSC Stockholders' Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal.

FOR ☐ AGAINST ☐ ABSTAIN ☐

CONTROL NUMBER

**Signature**____________________ **Signature, if held jointly**____________________ **Date**________**2023.**

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

**Important Notice Regarding the Internet Availability of Proxy Materials for the Special Meeting of Stockholders**

**To view the Proxy Statement and to attend the Special Meeting, please go to: https://www.cstproxy.com/ /2023**

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

**PROXY**

# M3-BRIGADE ACQUISITION III CORP.

**THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.**

The undersigned appoints Mohsin Y. Meghji and Charles Garner, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of M3-Brigade Acquisition III Corp. held of record by the undersigned at the close of business on , 2023 at the Special Meeting of Stockholders of M3-Brigade Acquisition III Corp. to be held virtually at: **https://www.cstproxy.com/ /2023** on , 2023 at ET or at any adjournment or postponement thereof.

**THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF THE ACCOMPANYING PROXY STATEMENT AND REVOKES ALL PRIOR PROXIES FOR SUCH SPECIAL MEETING. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF PROPOSALS NO. 1, AND 2, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING.**

**(Continued and to be marked, dated and signed on reverse side)**